As filed with the Securities and Exchange Commission on March 7, 2017

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

C&J Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1389	81-4808566
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

3990 Rogerdale Rd.

Houston, Texas 77042

(713) 325-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Danielle Hunter

Executive Vice President, General Counsel, Chief

Risk & Compliance Officer and Corporate Secretary

3990 Rogerdale Rd.

Houston, Texas 77042

(713) 325-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen M. Gill

Michael S. Telle

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002-6760

(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering:(1)(2)
Debt Securities(3)
Common Stock, par value $0.01 per share
Preferred Stock Purchase Rights(4)
Total Primary			$1,000,000,000 (5)	$115,900(6)
Secondary Offering:
Common Stock, par value $0.01 per share	30,000,000(7)	(8)	$1,249,500,000(9)	$144,817.05(10)
Preferred Stock Purchase Rights(4)
Total (Primary and Secondary)			$2,249,500,000	$260,717.05

(1)	There is being registered hereunder such presently indeterminate number of debt securities and shares of common stock which may be offered and sold on a primary basis in such amount as shall result in an aggregate offering price not to exceed $1,000,000,000. This Registration Statement also covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder.
(2)	With respect to the primary offering, the proposed maximum offering price for each class of securities to be registered is not specified pursuant to General Instruction II.D. of Form S-3.
(3)	If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such amount as shall result in an aggregate initial offering price not to exceed $1,000,000,000, less the dollar amount of any registered securities previously issued.
(4)	Each share of common stock includes an associated preferred stock purchase right. Each preferred stock purchase right initially represents the right, if such preferred stock purchase rights become exercisable pursuant to that certain Rights Agreement, dated January 6, 2017, between the registrant and American Stock Transfer & Trust Company, LLC, as Rights Agent, to purchase from the registrant one one-hundredth of a share of Series A Participating Cumulative Preferred Stock, par value $0.01 per share, for each share of common stock. These purchase rights will initially trade together with the common stock, and the value attributable to these rights, if any, is reflected in the price of the common stock.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). With respect to the primary offering, in no event will the aggregate initial offering price of debt securities and shares of common stock offered from time to time pursuant to this Registration Statement exceed $1,000,000,000.
(6)	Calculated in accordance with Rule 457(o) under the Securities Act.
(7)	Pursuant to Rule 416(a) under the Securities Act, the number of shares of common stock being registered on behalf of the selling stockholders shall be adjusted to include any additional common stock that may become issuable as a result of any stock dividend, split, combination or similar transaction.
(8)	With respect to the secondary offering, the proposed maximum offering price per share of common stock will be determined from time to time by the selling stockholders in connection with, and at the time of, the sale by the selling stockholders of the common stock registered hereunder.
(9)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the common stock as of March 6, 2017, as reported on the NYSE MKT.
(10)	Calculated in accordance with Rule 457(c) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On December 16, 2016, an order (the “Confirmation Order”) confirming the plan of reorganization (the “Plan”) of our Predecessor (as defined below) and certain of its subsidiaries (collectively with our Predecessor, the “Predecessor Companies”) was entered by the United States Bankruptcy Court for the Southern District of Texas, Houston Division. On January 6, 2017 (the “Plan Effective Date”), the Predecessor Companies substantially consummated the Plan and emerged from their Chapter 11 cases (the “Chapter 11 Cases” or “bankruptcy”). As part of the transactions undertaken pursuant to the Plan, effective on the Plan Effective Date, the Predecessor’s equity was cancelled and the Predecessor transferred all of its assets and operations to us. As a result, we are the successor issuer to our Predecessor for purposes of and pursuant to Rule 12g-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Unless the context requires otherwise or unless otherwise noted, all references in this Registration Statement to:

•	the “Company” refer to C&J Energy Services, Inc. and its subsidiaries;

•	our “Predecessor” refer to C&J Energy Services Ltd.;

•	“we,” “our,” “us” or like terms refer, after the consummation of the Plan, to the Company and, prior to the consummation of the Plan, to our Predecessor and its business, assets and operations that were contributed to the Company in connection with the consummation of the Plan; and

•	“GSO,” “Solus” and “BlueMountain” each refer to GSO Capital Solutions Fund II (Luxembourg) S.a.r.l., Solus Alternative Assets Management LP and BlueMountain Capital Management, LLC, respectively, together with certain entities or accounts associated with and/or managed by each of them.

Unless otherwise noted or the context otherwise requires, all financial information and data and accompanying financial statements and corresponding notes, as of and prior to the Plan Effective Date, contained or incorporated by reference herein, reflect the actual historical consolidated results of operations and financial condition of our Predecessor for the periods presented and do not give effect to the Plan or any of the transactions contemplated thereby, including the adoption of “fresh-start” accounting. In accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification 852, “Reorganizations,” we will apply fresh-start accounting in our financial statements commencing with our financial statements as of and for the three month period ended March 31, 2017. We expect that this will dramatically impact 2017 first quarter operating results as certain pre-bankruptcy debts were discharged in accordance with the Plan immediately prior to our emergence from bankruptcy and assets and liabilities will be adjusted to their fair values upon emergence. As a result, our financial information subsequent to emergence from bankruptcy is not comparable to that of our Predecessor prior to emergence. Except with respect to such historical financial information and data and accompanying financial statements and corresponding notes or as otherwise suggested by the context, all other information contained herein relates to the Company following the Plan Effective Date.

The information in this prospectus is not complete and may be changed. Securities may not be sold pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED March 7, 2017

C&J ENERGY SERVICES, INC.

Debt Securities

Common Stock

We may, from time to time, in one or more offerings, offer and sell (i) debt securities as described in this prospectus, which may be senior debt securities or subordinated debt securities (“debt securities”) and (ii) shares of our common stock (together with the preferred stock purchase rights attached thereto). One or more selling stockholders may, from time to time, in one or more offerings, offer and sell up to 30,000,000 shares of our common stock (together with the preferred stock purchase rights attached thereto) covered by this prospectus. We and the selling stockholders may offer and sell these securities on a delayed or continuous basis through one or more underwriters, dealers or agents, or directly to investors, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. We provide more information about how we and the selling stockholders may sell the shares of common stock in the section entitled “Plan of Distribution.” This prospectus describes the general terms of the securities and the general manner in which we and the selling stockholders will offer the securities. We will not receive any proceeds from the sale of shares of common stock to be offered by the selling stockholders pursuant to this prospectus. The specific terms of any securities we or the selling stockholders offer will, if not included in this prospectus or information incorporated by reference herein, be included in a supplement to this prospectus. The prospectus supplement may describe the specific manner in which we or the selling stockholders will offer the securities and may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

Our common stock is traded on the NYSE MKT under the symbol “CJ.”

Investing in our securities involves risks. Please read carefully the section entitled “Risk Factors” beginning on page 5 of this prospectus and in any applicable prospectus supplement and in the documents incorporated herein or therein before you make any investment in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2017

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not, and the selling stockholders have not, authorized any other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any prospectus supplement or document incorporated by reference is accurate as of any date other than the date of such prospectus supplement or document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we and the selling stockholders may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will describe the specific terms of that offering, including, among other things, the specific amounts and prices of the securities being offered. The prospectus supplement may also add to, update or change the information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and any applicable pricing supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference include certain statements and information that may constitute “forward-looking statements.” The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions that convey the uncertainty of future events or outcomes, and the negative thereof, are intended to identify forward-looking statements. Forward-looking statements, which are not generally historical in nature, include those that express a belief, expectation or intention regarding our future activities, plans and goals and our current expectations with respect to, among other things, the impact of our emergence from bankruptcy on our business and relationships, future sales of or the availability for future sale of substantial amounts of our common stock, including the exercise of outstanding Warrants, our business strategy and our financial strategy.

Forward-looking statements are not assurances of future performance and actual results could differ materially from our historical experience and our present expectations or projections. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience, expectations and perception of historical trends, current conditions, anticipated future developments and their effect on us, and other factors believed to be appropriate. Although management believes the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Our forward-looking statements involve significant risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks associated with the following:

•	a decline in demand for our services, including due to declining commodity prices, overcapacity and other competitive factors affecting our industry;

•	the cyclical nature and volatility of the oil and gas industry, which impacts the level of exploration, production and development activity and spending patterns by E&P companies;

•	a decline in, or substantial volatility of, crude oil and gas commodity prices, which generally leads to decreased spending by our customers and negatively impacts drilling, completion and production activity;

•	pressure on pricing for our core services, including due to competition and industry and/or economic conditions, which may impact, among other things, our ability to implement price increases or maintain pricing on our core services;

•	the loss of, or interruption or delay in operation by, one or more significant customers;

•	the failure to pay amounts when due, or at all, by one or more significant customers;

•	changes in customer requirements in markets or industries we serve;

•	costs, delays, regulatory compliance requirements and other difficulties in executing our long-term growth strategy, including those related to expansion into new geographic regions and new business lines;

•	the effects of future acquisitions on our business, including our ability to successfully integrate our operations and the costs incurred in doing so;

•	business growth outpacing the capabilities of our infrastructure;

•	adverse weather conditions in oil or gas producing regions;

•	the effect of environmental and other governmental regulations on our operations, including the risk that future changes in the regulation of hydraulic fracturing could reduce or eliminate demand for our hydraulic fracturing services;

•	the incurrence of significant costs and liabilities resulting from litigation;

•	the incurrence of significant costs and liabilities resulting from our failure to comply, or our compliance with, new or existing environmental regulations or an accidental release of hazardous substances into the environment;

•	the loss of, or inability to attract, key management personnel;

•	a shortage of qualified workers;

•	the loss of, or interruption or delay in operations by, one or more of our key suppliers;

•	operating hazards inherent in our industry, including the significant possibility of accidents resulting in personal injury or death, property damage or environmental damage;

•	accidental damage to or malfunction of equipment;

•	uncertainty regarding our ability to improve our operating structure, financial results and profitability and to maintain relationships with suppliers, customers, employees and other third parties following emergence from bankruptcy and other risks and uncertainties related to our emergence from bankruptcy;

•	our ability to maintain sufficient liquidity and/or obtain adequate financing to allow us to execute our business plan;

•	our ability to comply with covenants under our Revolving Credit Facility; and

•	other risks identified in our Annual Report on Form 10-K for the year ended December 31, 2016 under the heading “Risk Factors.”

For additional information regarding known material factors that could affect our operating results and performance, please read the section entitled “Risk Factors” in this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2016 and in any applicable prospectus supplement and in the documents incorporated by reference. Should one or more of these known material risks occur, or should the underlying assumptions prove incorrect, our actual results, performance, achievements or plans could differ materially from those expressed or implied in any forward-looking statement.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

ABOUT C&J ENERGY SERVICES, INC.

We are a leading provider of well construction, well completion, well support and other complementary oilfield services to oil and gas exploration and production companies in North America. We offer a comprehensive, vertically-integrated suite of services throughout the life cycle of the well, including hydraulic fracturing, cased-hole wireline and pumpdown, cementing, directional drilling, coiled tubing, service rigs, fluids management and other support services. We are headquartered in Houston, Texas and operate in all active onshore basins in the continental United States and Western Canada.

Our principal executive offices are located at 3990 Rogerdale Rd., Houston, Texas 77042 and our main telephone number is (713) 325-6000.

RISK FACTORS

An investment in our securities involves risks. Before you invest in our securities, you should carefully consider the risk factors and all other information included in, or incorporated by reference into, this prospectus, including those described in our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline, and you could lose all or part of your investment. The risks incorporated by reference in this prospectus or contained in any prospectus supplement are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial individually or in the aggregate may also impair our business operations.

This prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties, some of which are described in the documents incorporated by reference in this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks and uncertainties faced by us incorporated by reference in this prospectus. Please read “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds from any sales of common stock by us under this prospectus for general corporate purposes, which may include, among other things:

•	the repayment of outstanding indebtedness;

•	working capital;

•	capital expenditures; and

•	acquisitions.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending any specific application, we may initially invest proceeds in short-term marketable securities.

We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of consolidated earnings to fixed charges for the periods presented:

	Year Ended December 31,
	2012	2013	2014	2015	2016
Ratio of earnings to fixed charges(1)(2)	39.73x	12.15x	9.68x	—	—

(1)	For purposes of computing the ratios of earnings to fixed charges, earnings consist of pre-tax income from continuing operations before equity in (earnings) loss from unconsolidated affiliates plus fixed charges. Fixed charges consist of interest expensed and the estimated interest component of rent expense.
(2)	For the years ended December 31, 2015 and 2016, our earnings were insufficient to cover fixed charges by $1.2 billion and $1.1 billion, respectively.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our common stock. We currently intend to retain all future earnings for the development and growth of our business, and we do not anticipate declaring or paying any cash dividends to holders of our common stock in the foreseeable future. Payments of dividends, if any, will be at the discretion of our board of directors (the “Board”) and will depend on our results of operations, financial condition, capital requirements and other factors deemed relevant by our Board. Additionally, covenants contained in our credit agreement restrict the payment of cash dividends on our common stock.

SELLING STOCKHOLDERS

This prospectus covers the offering for resale from time to time, in one or more offerings, of up to 30,000,000 shares of common stock by one or more selling stockholders, including their transferees, pledgees, donees or successors. The shares of common stock to be sold by the selling stockholders were issued to certain lenders holding secured claims (the “Secured Lenders”) arising out of the Predecessor’s credit agreement, dated as of March 24, 2015, pursuant to the Plan (i) in exchange for such secured claims pro rata, (ii) based on participation in a rights offering by the Company, (iii) based on backstop commitments of the rights offering by certain Secured Lenders and (iv) as a put option premium in exchange for such backstop commitments. All such shares of common stock were issued to the selling stockholders pursuant to the exemptions from the registration requirements of the Securities Act under Section 1145 of the United States Bankruptcy Code or under Section 4(a)(2) of the Securities Act.

Information about the selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act, which are incorporated herein by reference.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described in the prospectus supplement applicable to any Subordinated Debt Securities.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:

(1) the title of the Debt Securities;

(2) whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3) any limit on the aggregate principal amount of the Debt Securities;

(4) each date on which the principal of the Debt Securities will be payable;

(5) the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

(6) each place where payments on the Debt Securities will be payable;

(7) any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

(8) any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

(9) the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

(10) whether the Debt Securities are defeasible;

(11) any addition to or change in the Events of Default;

(12) whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(13) any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

(14) any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.

The Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

DESCRIPTION OF CAPITAL STOCK

We were formed and our original Certificate of Incorporation (the “Original Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on December 19, 2016. On the Plan Effective Date, pursuant to the Plan, the Predecessor Companies substantially consummated the Plan and emerged from bankruptcy. As part of the transactions undertaken pursuant to the Plan, (i) the Predecessor’s equity was cancelled, (ii) the Predecessor transferred all of its assets and operations to us and (iii) the Original Certificate of Incorporation was amended and restated pursuant to the authority granted to us under Section 303 of the General Corporation Law of the State of Delaware (the “DGCL”) to put into effect and carry out the Plan. In addition, we filed our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the office of the Secretary of State of the State of Delaware and adopted new Bylaws (the “Bylaws”). On the Plan Effective Date, pursuant to the terms of the Plan, we issued an aggregate of 55,463,903 shares of its Common Stock to the Holders of Allowed Secured Lender Claims (as defined in the Plan). The address of our registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of our registered agent at such address is the Corporation Service Company.

We may engage in any lawful act or activity for which corporations may be organized under the DGCL. There have been no public takeover offers by third parties for our stock nor any public takeover offers by us for the stock of another company which have occurred during the last or current financial years.

The summary in this Registration Statement on Form S-3 of the provisions of our Certificate of Incorporation and Bylaws does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of our Certificate of Incorporation and Bylaws, each of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Authorized Capitalization

The Certificate of Incorporation provides that we are authorized to issue 1,100,000,000 shares of capital stock, divided into two classes consisting of (a) 1,000,000,000 shares of common stock, par value $0.01 per share and (b) 100,000,000 shares of preferred stock, par value $0.01 per share. As of February 24, 2017, there were approximately 56,217,229 issued and outstanding shares of common stock and no shares of preferred stock issued and outstanding. All of the shares of common stock are fully paid. In addition, as of February 24, 2017, warrants to purchase up to 1,178,894 shares of our common stock were outstanding and immediately exercisable, and we may issue in the future up to 2,360,166 warrants to the Unsecured Claims Representative (as defined in the Plan) for the benefit of the former holders of Unsecured Creditor Claims (as defined in the Plan).

Pursuant to the Bylaws, subject to any resolution of the stockholders to the contrary and except as provided for by the Stockholders Agreement (as defined herein), the Board is authorized to issue any of our authorized but unissued capital stock.

Common Stock

Dividends

The Bylaws provide that the Board may from time to time declare, and we may pay, dividends (payable in cash, property or shares of our capital stock) on our outstanding shares of capital stock, subject to applicable law, the Certificate of Incorporation and the Stockholders Agreement.

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election or removal of directors. The Bylaws provide that, subject to the terms of the

Stockholders Agreement and to the rights of the holders of one or more series of preferred stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of preferred stock, the election of directors are determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. Subject to the terms of the Stockholders Agreement, all other matters is determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the rules or regulations of any stock exchange applicable to us, the Certificate of Incorporation or the Bylaws, a different vote is required, in which case such provision shall govern and control the decision of such matter.

Limitation on Issuance of Non-voting Equity Securities

The Certificate of Incorporation provides that we will not issue nonvoting equity securities; provided, however the foregoing restriction will (i) have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (ii) only have such force and effect for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to us, and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time may be in effect. The prohibition on the issuance of nonvoting equity securities is in compliance with Section 1123(a)(6) of the Bankruptcy Code.

Classified Board

The Certificate of Incorporation and Bylaws provide that the Board is classified into three classes of directors.

There is no cumulative voting by stockholders in the election of directors.

Liquidation

Except as otherwise required by the Bylaws, the common stock will have all rights and privileges typically associated with such securities as set forth in the DGCL in relation to rights upon liquidation.

Other Rights

Except as provided for by the Stockholders Agreement, the holders of common stock do not have preemptive rights to purchase shares of the common stock, or redemption, conversion or sinking fund rights. Except as provided for by the Stockholders Agreement, the rights, preferences and privileges of holders of common stock will be subject to the rights, preferences and privileges of the holders of any shares of preferred stock that we may issue in the future.

Blank Check Preferred Stock

Except as provided for by the Stockholders Agreement, under the terms of the Certificate of Incorporation, the Board has the authority, without further action by our stockholders, to issue up to 100,000,000 shares of preferred stock in one or more series from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be approved by the Board.

The purpose of authorizing the Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could make it more difficult for a third party to acquire control of the Company, or could adversely affect the rights of our common stockholders by restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock or delaying or preventing a change in control without further action by the stockholders. As a result of these and other factors, the issuance of preferred stock could have an adverse impact on the market price of the common stock.

Stockholders Agreement

We are party to a Stockholders Agreement (as amended, the “Stockholders Agreement”) with certain funds or accounts affiliated with and/or managed by each of GSO, Solus, and BlueMountain (each a “Holder”).

The Stockholders Agreement provides that the Board will consist of seven directors and grants rights to designate nominees to serve as directors to GSO and Solus as follows: (a) GSO may designate up to three directors for nomination to the Board and (b) Solus may designate up to two directors for nomination to the Board and may also designate one non-voting observer to the Board, in each case subject to certain common stock ownership thresholds specified in the Stockholders Agreement. In addition, the Board or a nominating committee thereof shall designate our Chief Executive Officer and one other director for nomination to the Board.

Certain significant actions by us require the consent of one or more of the Holders. These actions include, but are not limited to, the issuance of equity securities of the Company representing more than 10% of the shares of common stock issued pursuant to the Plan (excluding shares of common stock issued pursuant to the Warrants), the incurrence of indebtedness in excess of $100 million in the aggregate, the consummation of acquisitions greater than $100 million and any voluntary registration of our common stock under Section 12 of the Exchange Act. Under the Stockholders Agreement, the Holders will be entitled to certain preemptive rights upon the issuance of certain types of equity or debt securities by the Company.

The Stockholders Agreement provides that it will terminate automatically (i) immediately prior to the earlier of (A) our common stock being listed on the NASDAQ Global Market, the NASDAQ Global Select Market or the New York Stock Exchange or (B) the closing of a firmly underwritten Public Offering (as defined therein) resulting in gross cash proceeds of at least $200 million in the aggregate or (ii) upon the occurrence of both (A) each of GSO and Solus holding less than 5% of the outstanding common stock and (B) all Holders collectively holding less than 20% of the outstanding common stock.

On February 27, 2017, the Company and certain of the Holders entered into an amendment (“Amendment No. 1”) to the Stockholders Agreement setting forth the termination provision described in clause (i) of the preceding paragraph. Pursuant to Amendment No. 1, the Holders also agreed to consent to the listing of the Company’s common stock on the NYSE MKT and the registration of the Company’s common stock under Section 12 of the Exchange Act and the waiver of certain notices required under the Stockholders Agreement in connection therewith.

This summary of the Stockholders Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Stockholders Agreement and Amendment No. 1, each of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Registration Rights Agreement

We are party to a Registration Rights Agreement (the “Registration Rights Agreement”) with certain of our significant stockholders. The Registration Rights Agreement requires the Company to file a shelf registration statement within 10 calendar days after the earlier of the date that we file our Annual Report on Form 10-K for the year ended December 31, 2016 or the latest date the Company would be required to file a Form 10-K specified in the SEC’s rules and regulations applicable to non-accelerated filers. The Registration Rights Agreement also provides the selling stockholders the ability to demand registrations or underwritten shelf takedowns subject to certain requirements and exceptions.

In addition, if we propose to register shares of our common stock in certain circumstances, the selling stockholders will have certain “piggyback” registration rights, subject to restrictions set forth in the Registration Rights Agreement, to include their shares of common stock in the registration statement.

In the event of the sale or distribution to the public of our common stock pursuant to an offering registered under the Securities Act, if reasonably requested by the Company and the managing underwriters and required by the holders of a majority of the common stock registrable under the Registration Rights Agreement and participating in such sale or distribution, each of the parties to the Registration Rights Agreement has agreed that it will not (a) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of our capital stock (collectively, “Equity Securities”), (b) enter into a transaction which would have the same effect as described in clause (a) above, (c) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any Equity Securities, whether such transaction is to be settled by delivery of such Equity Securities, in cash or otherwise (each of (a), (b) and (c) above, a “Sale Transaction”), or (d) publicly disclose the intention to enter into any Sale Transaction, from the earlier of (1) the date of the pricing of such sale or distribution or (2) the filing of a preliminary prospectus or prospectus supplement immediately prior to the commencement of marketing efforts by the managing underwriters until (and including) the date that is 90 calendar days following the date of the final prospectus or prospectus supplement, as applicable, for such sale or distribution, subject to certain exceptions.

This description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Registration Rights Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Anti-Takeover Effects of Certain Provisions of Delaware Law, the Certificate of Incorporation and the Bylaws

Our Certificate of Incorporation and Bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board and that could make it more difficult to acquire control of us by means of a tender offer, open market purchases, a proxy contest or otherwise. We expect that these provisions, which are summarized below, will discourage coercive takeover practices and inadequate takeover bids. These provisions also are designed to encourage persons seeking to acquire control of us to first negotiate with the Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the Board the power to discourage acquisitions that some stockholders may favor. A description of these provisions is set forth below.

Classified Board of Directors

The Certificate of Incorporation and Bylaws provide that the Board is classified into three classes of directors. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

Removal

Under the DGCL, unless otherwise provided in the certificate of incorporation, directors serving on a classified board may be removed by the stockholders only for cause. The Certificate of Incorporation provides that, subject to the terms of the Stockholders Agreement, no director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than a majority of the total voting power of all of our outstanding securities generally entitled to vote in the election of directors, voting together as a single class.

Business Combinations

We have opted out of Section 203 of the DGCL; however, our Certificate of Incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three year period following the time the stockholder became an interested stockholder, unless:

•	prior to such time, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•	at or subsequent to that time, the business combination is approved by the Board and by the affirmative vote of holders of at least 66 2/3% of our outstanding voting stock not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or of our outstanding voting stock. For purposes of this provision, “voting stock” means any class or series of stock entitled to vote generally in the election of directors.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three year period. This provision may encourage companies interested in acquiring us to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions stockholders may otherwise deem to be in their best interests.

The Certificate of Incorporation provides that Ascribe Capital LLC, any fund or account managed by BlueMountain, GSO, Solus, any Holder or any of their respective affiliates, related funds or successors or any “group”, or any member of any such group, to which any of such persons are a party under Rule 13d-5 of the Exchange Act, do not constitute “interested stockholders” for purposes of this provision.

Special Meetings of Stockholders

Our Bylaws provide that, except as otherwise required by applicable law or provided in the Certificate of Incorporation, special meetings of stockholders may be called only by the Board. The holders of a majority of the shares of stock entitled to vote shall constitute a quorum on the matter for which such meeting is called.

No Action by Written Consent

The Certificate of Incorporation and Bylaws provide that at any time after the termination of the Stockholders Agreement in accordance with its terms, all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent.

No Cumulative Voting

The Certificate of Incorporation provides that there will be no cumulative voting by stockholders in the election of directors.

Advance Notice Procedure

The Bylaws state that if notice is provided for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the notice of meeting (or any supplement thereto).

Authorized but Unissued Shares

Under Delaware law, our authorized but unissued shares of common stock are available for future issuance without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporation acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Corporate Opportunities

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Certificate of Incorporation, to the fullest extent permitted by law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to certain non-employee directors, and that, to the fullest extent permitted by law, such persons will have no duty to refrain from engaging in any transaction or matter that may be a corporate or business opportunity or offer a prospective economic or competitive advantage in which we or any of our affiliates could have an interest or expectancy, or otherwise competing with us or our affiliates (a “Corporate Opportunity”). In addition, to the fullest extent permitted by law, in the event any non-employee director acquires knowledge of a Corporate Opportunity, such director will have no duty to communicate or present such Corporate Opportunity to us or any of our affiliates. The Certificate of Incorporation does not renounce interest in any Corporate Opportunity that is expressly offered to a non-employee director solely in his capacity as a director of the Company. A business or other opportunity will not be deemed to be a potential Corporate Opportunity for us if it is an opportunity that we are not able or permitted to undertake, is not in line with our business or is an opportunity in which we have no interest or reasonable expectancy.

Amendments

The Certificate of Incorporation further provides that holders of at least 66 2/3% of the votes of our outstanding voting stock may adopt, amend or repeal our Bylaws, provided that any amendment of the Bylaws by the stockholders will require approval of the Holders to the extent required by the Stockholders Agreement. The Certificate of Incorporation also confers on the Board the power to adopt, amend or repeal the Bylaws, subject to the Stockholders Agreement.

Annual Meetings and Election of Directors

The Certificate of Incorporation provides that our stockholders may act at an annual meeting of stockholders. The Certificate of Incorporation provides that, subject to the Stockholders Agreement, the stockholders have the right to elect a number of directors to be designated as directors. So long as the Holders are entitled to designate persons for nomination as directors pursuant to the Stockholders Agreement, the Board will consist of seven directors unless a different number is approved by the Holders pursuant to the Stockholders Agreement. Subject to the Stockholders Agreement, a vacancy on the Board may be filled by a vote of a majority of the directors in office, and a director appointed to fill a vacancy serves for the remainder of the term of the director in which the vacancy occurred.

Limitation on Liability of Directors and Officers

The Certificate of Incorporation limits liability of directors to the fullest extent that the DGCL or any other law of the State of Delaware, as the same exists or may be amended, permits the limitation or elimination of the liability of directors and provides that no person who is or was a director of the Company will be personally liable to us or any of its stockholders for monetary damages for breach of fiduciary duty as a director.

In addition, with certain exceptions, the Bylaws require that we indemnify our directors and officers to the fullest extent authorized or permitted by applicable law and that we pay such expenses in advance. We also expect to maintain directors’ and officers’ liability insurance. We believe that these indemnifications provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such action, if successful, might otherwise benefit us and our stockholders.

Rights Agreement

On the Plan Effective Date, the Board declared a dividend of one preferred stock purchase right (each a “Right”) for each outstanding share of common stock. The dividend was payable on January 6, 2017 (the “Record Date”) to holders of record as of the close of business on such date. The description and terms of the Rights are set forth in that certain Rights Agreement (the “Rights Agreement”), dated January 6, 2017 between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”).

The Board adopted the Rights Agreement to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, the Rights Agreement imposes a significant penalty upon any person or group that acquires 15% or more of our outstanding common stock without the approval of the Board, subject to certain exceptions described in the definition of “Acquiring Person” (as defined in “—Exercisability” below). The Rights Agreement will not interfere with any merger or other business combination which receives prior approval of the Board.

The Rights

The Board authorized the issuance of a Right with respect to each outstanding share of common stock on the Record Date. The Rights will initially trade with, and will be inseparable from, the common stock, and the registered holders of the common stock will be deemed to be the registered holders of the Rights. Issuances of new shares of common stock after the Record Date but before the Distribution Date (as defined in “—Exercisability” below) will be accompanied by new Rights.

Prior to the Distribution Date, the Rights will be evidenced by the certificates for (or by the book entry account that evidences record ownership of) the common stock. After the Distribution Date, the Rights Agent will mail separate certificates (“Rights Certificates”) evidencing the Rights to each record holder of the common stock as of the close of business on the Distribution Date, and thereafter the Rights will be transferable separately from the common stock.

Exercisability

The Rights will not be exercisable until after the Distribution Date. After the Distribution Date, each Right will be exercisable to purchase, for $80.00 (the “Purchase Price”), one one-hundredth of a share of Series A Participating Cumulative Preferred Stock, par value $0.01 per share (the “Preferred Stock”). This portion of a share of Preferred Stock will give the stockholder approximately the same dividend, voting or liquidation rights as would one share of common stock. Prior to exercise, Rights holders in their capacity as such have no rights as a stockholder of the Company, including the right to vote and to receive dividends.

The “Distribution Date” generally means the earlier of:

•	the close of business on the 10th business day after the date of the first public announcement that a person or any of its affiliates and associates has become an “Acquiring Person” (as defined below), and

•	the close of business on the 10th business day (or such later day as may be designated by the Board before any person has become an Acquiring Person) after the date of the commencement of a tender or exchange offer by any person which would, if consummated, result in such person becoming an Acquiring Person.

An “Acquiring Person” generally means any person who or which, together with all affiliates and associates of such person obtains beneficial ownership of 15% or more of shares of our outstanding common stock, with certain exceptions, including Blue Mountain, GSO and Solus and certain of their affiliates, any holder of common stock party to the Stockholders Agreement or any of their respective affiliates or related funds will not be considered an “Acquiring Person” so long as such person does not acquire beneficial ownership of 35% or more of shares of outstanding common stock.

Certain securities that are the subject of, the reference securities for, or that otherwise underlie derivative instruments will be treated as “beneficial ownership” of the number of shares of the common stock to which such derivative relates (whether or not such interests are considered to be ownership of the underlying common stock or are reportable for purposes of Regulation 13D of the Exchange Act).

Preferred Stock

The value of one one-hundredth interest in a share of Preferred Stock should approximate the value of one share of common stock, subject to adjustment. Each one one-hundredth of a share of Preferred Stock, if issued:

•	will not be redeemable;

•	will entitle holders to quarterly dividend payments of $0.01 per one one-hundredth of a share of Preferred Stock, or an amount equal to the dividend paid on one share of common stock, whichever is greater;

•	will entitle holders upon liquidation either to receive $0.01 per one one-hundredth of a share of Preferred Stock, or an amount equal to the payment made on one share of common stock, whichever is greater;

•	will have the same voting power as one share of common stock; and

•	if shares of the common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.

Consequences of a Person or Group Becoming an Acquiring Person

Flip in. Subject to our exchange rights, described below, at any time after any person has become an Acquiring Person, each holder of a Right (other than an Acquiring Person, its affiliates and associates) will be entitled to purchase for each Right held, at the Purchase Price, a number of shares of common stock having a market value of twice the Purchase Price.

Exchange. At any time on or after any person has become an Acquiring Person (but before any person becomes the beneficial owner of 50% or more of the outstanding shares of common stock or the occurrence of any of the events described in the next paragraph), the Board may exchange all or part of the Rights (other than Rights beneficially owned by an Acquiring Person, its affiliates and associates) for shares of common stock at an exchange ratio of one share of common stock per Right.

Flip over. If, after any person has become an Acquiring Person, (1) the Company is involved in a merger or other business combination in which the Company is not the surviving corporation or its common stock is exchanged for other securities or assets or (2) the Company and/or one or more of its subsidiaries sell or otherwise transfer assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries, taken as a whole, then each Right (other than Rights beneficially owned by an Acquiring Person, its affiliates and associates) will entitle the holder to purchase for each Right held, for the Purchase Price, a number of shares of common stock of the other party to such business combination or sale (or in certain circumstances, an affiliate) having a market value of twice the Purchase Price.

Expiration

The Rights will expire on January 6, 2020, unless earlier exercised, exchanged, amended or redeemed.

Redemption

The Board may redeem all of the Rights at a price of $0.0001 per Right at any time before any person has become an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price per Right. The redemption price will be subject to adjustment.

Amendment

At any time before any person has become an Acquiring Person, the Rights Agreement may be amended in any respect. After such time, the Rights Agreement may be amended (i) to cure any ambiguity, (ii) to correct any defective or inconsistent provision or (iii) in any respect that does not adversely affect Rights holders (other than any Acquiring Person, its affiliates and associates).

Anti-dilution

The Rights Agreement includes anti-dilution provisions designed to prevent efforts to diminish the effectiveness of the Rights.

This description of the Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Rights Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Warrants

On the Plan Effective Date, by operation of the Plan, we entered into a Warrant Agreement (the “Warrant Agreement”) with American Stock Transfer & Trust Company, LLC, which provides for the Company’s issuance of up to 1,180,083 Warrants to former holders of interests in the Predecessor Companies on the Plan Effective Date and up to 2,360,166 Warrants to the Unsecured Claims Representative (as defined in the Plan) for the benefit of the former holders of Unsecured Creditor Claims (as defined in the Plan) (the “Warrants”) after the Plan Effective Date in accordance with the terms of the Plan, the Confirmation Order, the Unsecured Creditor Agreement (as defined in the Plan) and the Warrant Agreement.

The Warrants are exercisable from the date of issuance until 5:00 p.m., New York City time, on January 6, 2024. The Warrants are initially exercisable for one share of common stock per Warrant at an initial exercise price of $27.95 per Warrant (the “Exercise Price”).

No Rights as Stockholders

Pursuant to the Warrant Agreement, no holder of a Warrant, by virtue of holding or having a beneficial interest in a Warrant, will have the right to vote, to consent, to receive dividends, to receive notice as a stockholder with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as the Company’s stockholder unless, until and only to the extent such holder becomes a holder of record of shares of common stock issued upon settlement of Warrants.

Adjustments

The number of shares of common stock for which a Warrant is exercisable, and the exercise price per share of such Warrant are subject to adjustment from time to time upon the occurrence of certain events including: (1) the issuance of shares of common stock as a dividend or distribution to all or substantially all holders of shares of common stock, or a subdivision or combination of common stock; (2) the issuance to all or substantially all holders of common stock of rights, options or warrants entitling them for a period expiring 45 calendar days or less from the date of announcement of such issuance to purchase shares of common stock at a price per share that is less than the average of the Trading Day Closing Sale Prices (as defined in the Warrant Agreement) of common stock for the ten consecutive Trading Day (as defined in the Warrant Agreement) period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; and (3) the issuance as a dividend or distribution to all or substantially all holders of common stock of (i) shares of the Company’s Capital Stock (as defined in the Warrant Agreement) (other than common stock), (ii) evidences of the Company’s indebtedness, (iii) other assets or property of the Company, (iv) rights, options or warrants to purchase the Company’s securities or (v) cash (excluding any dividend, distribution or issuance covered by clauses (1) or (2) above or related to a Reorganization (as defined below)).

Deemed Liquidation Event

All Warrants outstanding as of the close of business on the Trading Day immediately preceding the day on which a Deemed Liquidation Event (as defined in the Warrant Agreement) occurs (the “Automatic Exercise Time”) shall be deemed exercised upon the occurrence of such Deemed Liquidation Event and settled as set forth in the Warrant Agreement. Each person in whose name any shares of common stock are issued as a result of an automatic exercise triggered by a Deemed Liquidation Event shall for all purposes be deemed to have become the holder of record of such shares as of the Automatic Exercise Time.

Reorganization Event

Upon the occurrence of (i) any recapitalization, reclassification or change of the common stock (other than changes resulting from a subdivision or combination), (ii) any consolidation, merger, combination or similar transaction involving the Company, (iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s subsidiaries substantially as an entirety, or (iv) any statutory share exchange, other than a Deemed Liquidation Event (a “Reorganization”), each holder of Warrants will have the right to receive, upon exercise of a Warrant, the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the Net Share Amount (as defined below) would have owned or been entitled to receive in connection with such Reorganization.

Net Share Settlement

The Warrants will be net share settled, meaning that a holder of Warrants shall be entitled to exercise the Warrant such that no payment will be required in connection with such exercise. Upon settlement, we shall deliver, without any payment therefor, a number of shares of common stock (the “Net Share Amount”) equal to (i)(a) the number of Warrants being exercised, multiplied by (b) the Warrant Share Number as of the exercise date (as defined in the Warrant Agreement), multiplied by (ii)(a) the Fair Market Value (as defined in the Warrant Agreement) of one share of common stock as of the exercise date, minus (b) the Exercise Price as of the exercise date, divided by (iii) the Fair Market Value of one share of common stock as of the exercise date.

This summary of the Warrant Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Warrant Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock and the Warrants is American Stock Transfer & Trust Company, LLC.

PLAN OF DISTRIBUTION

We and the selling stockholders may sell all or a portion of the securities covered by this prospectus from time to time, in one or more or a combination of the following transactions or by any other legally available means:

•	on the NYSE MKT, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;

•	in privately negotiated transactions or in other ways not involving market makers or established trading markets;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through the writing of options, swaps or other derivatives (including put or call options), whether the options, swaps or derivatives are listed on an options exchange or otherwise;

•	through the distribution of the securities by any selling stockholder to its partners, members or stockholders;

•	by loan or by pledge to secured debts and other obligations;

•	in short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	“at the market” or through market makers or into an existing market for the shares; or

•	any other method permitted pursuant to applicable law.

In connection with sales of the common stock or otherwise, the selling stockholders may (A) enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging positions they assume, (B) sell the common stock short and deliver the common stock to close out short positions, (C) loan or pledge the common stock to broker-dealers or other financial institutions that in turn may sell the common stock, or (D) enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the common stock, which the broker-dealer or other financial institution may resell pursuant to this prospectus. We and the selling stockholders may distribute all or a portion of the securities covered by this prospectus from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Each time we and the selling stockholders offer and sell securities covered by this prospectus, a prospectus supplement or supplements (and any related free writing prospectuses that we may authorize to be provided to you) or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part, will describe the terms and conditions of the offering of the securities, including, to the extent applicable:

•	the terms and conditions of the offering, including the securities to be sold;

•	the names of any selling stockholders;

•	the names of any participating underwriters, broker-dealers or agents;

•	the purchase price of the securities from us and/or the selling stockholders, as applicable, and other material terms of the offering;

•	the net proceeds to be received from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation and any other items constituting compensation from us or any selling stockholders and any arrangements regarding the same;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we or the selling stockholders use underwriters in the sale of the offered securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. The underwriters may change from time to time the public offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we or the selling stockholders use dealers in the sale of securities, we or the selling stockholders may sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of these securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We and the selling stockholders may sell the securities directly. In that event, no underwriters or agents would be involved. We and the selling stockholders may also sell the securities through agents we designate from time to time. In addition, we and the selling stockholders may offer securities through at the-market transactions. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We and the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of the offered securities to its members, partners or stockholders. In such event, we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the offered securities acquired in the distribution. The selling stockholders may also make gifts of the offered securities covered hereby. Such donees may use the prospectus to resell the shares or, if required by law, we may file a prospectus supplement naming such donees.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we and the selling stockholders may authorize agents, underwriters or dealers to solicit offers from selected types of institutions to purchase securities from us or the selling stockholders at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We and the selling stockholders may have agreements with firms, agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the firms, agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us or the selling stockholders in the ordinary course of their businesses.

Each series of offered securities will be a new issue and may have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. Neither we nor the selling stockholders can assure you that a liquid trading market for any of our offered securities will develop. The selling stockholders and any underwriters, broker-dealers or agents who participate in the distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act. To the extent any selling stockholder is a broker-dealer, they are, according to SEC interpretation, “underwriters” within the meaning of the Securities Act. Underwriters are subject to the prospectus delivery requirements under the Securities Act. If the selling stockholders are deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities under the Securities Act and the Exchange Act.

VALIDITY OF THE SECURITIES

The validity of the securities and certain other legal matters will be passed upon for us by Vinson & Elkins L.L.P.

EXPERTS

The consolidated financial statements of C&J Energy Services, Ltd. as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC under the Securities Act a registration statement on Form S-3 with respect to the securities offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement, portions of which are omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. For further information pertaining to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto. Copies of the registration statement and other materials we file with the SEC may be inspected without charge at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549, or may be obtained from the SEC at prescribed rates. Information on the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website that contains reports, proxy and information statements and other information that is filed through the SEC’s EDGAR System. The website can be accessed at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents.

We incorporate by reference the documents listed below, any documents we may file pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information furnished and not filed with the SEC, from the date of this prospectus until the termination of each offering under this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2016 (the “Annual Report”); and

•	Our Current Reports on Form 8-K filed with the SEC on each of January 6, 2017, January 9, 2017, January 13, 2017, February 6, 2017 and March 7, 2017.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

You may request a copy of these filings at no cost by writing or telephoning us at the following address and telephone number:

C&J Energy Services, Inc.

3990 Rogerdale Rd.

Houston, Texas 77042

Attention: Investor Relations

Telephone: (713) 260-9986

Email: investors@cjenergy.com

We also maintain a website at www.cjenergy.com. However, the information contained in or accessible from our corporate website is not incorporated into this prospectus.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby:

SEC registration fee		$260,717.05
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and engraving expenses	$	*
Rating agency fees	$	*
Miscellaneous	$	*
TOTAL	$	*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if he acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.

Section 145(d) of the DGCL provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 145(a) and (b). The determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in Section 145. The expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon those terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145.

Section 145(k) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. The following documents are filed as exhibits to this registration:

Exhibit	Exhibit Title
**1.1	Form of Underwriting Agreement.

2.1	Second Amended Joint Plan of Reorganization (as Modified) of CJ Holding Company, et al., Pursuant to Chapter 11 of the Bankruptcy Code, dated December 15, 2016 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by C&J Energy Services Ltd. on December 22, 2016 (File No. 000-55404)).

3.1	Amended and Restated Certificate of Incorporation of C&J Energy Services, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 6, 2017 (File No. 000-55404)).

3.2	Bylaws of C&J Energy Services, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on January 6, 2017 (File No. 000-55404)).

Exhibit	Exhibit Title

4.1	Warrant Agreement, dated as of January 6, 2017, by and between C&J Energy Services, Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on January 6, 2017 (File No. 000-55404)).

4.2	Stockholders Agreement, dated as of January 6, 2017, by and among C&J Energy Services, Inc. and the parties thereto (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on January 6, 2017 (File No. 000-55404)).

4.3	Amendment No. 1 to Stockholders Agreement, dated as of February 27, 2017, by and among C&J Energy Services, Inc. and the parties thereto (incorporated by reference to Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K filed on March 2, 2017 (File No. 000-55404)).

4.4	Registration Rights Agreement, dated as of January 6, 2017, by and among C&J Energy Services, Inc. and the parties thereto (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on January 6, 2017 (File No. 000-55404)).

4.5	Rights Agreement, dated as of January 6, 2017, between C&J Energy Services, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes the Form of Certificate of Designation of Series A Participating Cumulative Preferred Stock of C&J Energy Services, Inc. as Exhibit A, the Summary of Terms of Rights Agreement as Exhibit B and the Form of Right Certificate as Exhibit C (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 9, 2017 (File No. 000-55404)).

*4.6	Form of Indenture for Senior Debt Securities.

*4.7	Form of Indenture for Subordinated Debt Securities.

*4.8	Form of Senior Debt Securities (included in Exhibit 4.6).

*4.9	Form of Subordinated Debt Securities (included in Exhibit 4.7).

*5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities begin registered.

*12.1	Computation of Ratio of Earnings to Fixed Charges.

*23.1	Consent of KPMG LLP

*23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 to this Registration Statement).

*24.1	Power of Attorney (included in the signature page hereto).

***25.1	Form T-1 Statement of Eligibility and Qualification respecting the Senior Indenture.

***25.2	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture.

*	Filed herewith.
**	To be filed, if necessary, by amendment or as an exhibit to a current report on Form 8-K of the registrant.
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

(b) Financial Statement Schedules

No financial statement schedules are included herein. All other schedules for which provision is made in the applicable accounting regulation of the SEC are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and have therefore been omitted.

(c) Reports, Opinions, and Appraisals

The following reports, opinions and appraisals are included herein: None.

Item 17. Undertakings.

(a)

(1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) The undersigned registrant hereby undertakes, for the purpose of determining any liability under the Securities Act, that each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) The undersigned registrant undertakes for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, effective on March 7, 2017.

C&J ENERGY SERVICES, INC.

By:	/s/ Danielle Hunter
Name:	Danielle Hunter
Title:	Executive Vice President, General Counsel, Chief Risk and Compliance Officer and Corporate Secretary

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Danielle Hunter and Donald Gawick, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated below on March 7, 2017.

Name	Title

/s/ Donald Gawick	Chief Executive Officer and Director
Donald Gawick	(Principal Executive Officer)

/s/ Mark Cashiola	Chief Financial Officer
Mark Cashiola	(Principal Financial and Principal Accounting Officer)

/s/ Patrick Murray	Director and Chairman of the Board
Patrick Murray

/s/ Stuart Brightman	Director
Stuart Brightman

/s/ John Kennedy	Director
John Kennedy

/s/ Steven Mueller	Director
Steven Mueller

/s/ Michael Roemer	Director
Michael Roemer

/s/ Michael Zawadzki	Director
Michael Zawadzki

EXHIBIT INDEX

Exhibit	Exhibit Title

**1.1	Form of Underwriting Agreement.

2.1	Second Amended Joint Plan of Reorganization (as Modified) of CJ Holding Company, et al., Pursuant to Chapter 11 of the Bankruptcy Code, dated December 15, 2016 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by C&J Energy Services Ltd. on December 22, 2016 (File No. 000-55404)).

3.1	Amended and Restated Certificate of Incorporation of C&J Energy Services, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 6, 2017 (File No. 000-55404)).

3.2	Bylaws of C&J Energy Services, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on January 6, 2017 (File No. 000-55404)).

4.1	Warrant Agreement, dated as of January 6, 2017, by and between C&J Energy Services, Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on January 6, 2017 (File No. 000-55404)).

4.2	Stockholders Agreement, dated as of January 6, 2017, by and among C&J Energy Services, Inc. and the parties thereto (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on January 6, 2017 (File No. 000-55404)).

4.3	Amendment No. 1 to Stockholders Agreement, dated as of February 27, 2017, by and among C&J Energy Services, Inc. and the parties thereto (incorporated by reference to Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K filed on March 2, 2017 (File No. 000-55404)).

4.4	Registration Rights Agreement, dated as of January 6, 2017, by and among C&J Energy Services, Inc. and the parties thereto (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on January 6, 2017 (File No. 000-55404)).

4.5	Rights Agreement, dated as of January 6, 2017, between C&J Energy Services, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes the Form of Certificate of Designation of Series A Participating Cumulative Preferred Stock of C&J Energy Services, Inc. as Exhibit A, the Summary of Terms of Rights Agreement as Exhibit B and the Form of Right Certificate as Exhibit C (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 9, 2017 (File No. 000-55404)).

*4.6	Form of Indenture for Senior Debt Securities.

*4.7	Form of Indenture for Subordinated Debt Securities.

*4.8	Form of Senior Debt Securities (included in Exhibit 4.6).

*4.9	Form of Subordinated Debt Securities (included in Exhibit 4.7).

*5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities begin registered.

*12.1	Computation of Ratio of Earnings to Fixed Charges.

*23.1	Consent of KPMG LLP

*23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 to this Registration Statement).

*24.1	Power of Attorney (included in the signature page hereto).

***25.1	Form T-1 Statement of Eligibility and Qualification respecting the Senior Indenture.

***25.2	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture.

*	Filed herewith.
**	To be filed, if necessary, by amendment or as an exhibit to a current report on Form 8-K of the registrant.
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.